UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2011, United Fire & Casualty Company, an Iowa corporation (“United Fire”) entered into a new revolving Credit Agreement (the “Credit Agreement”) with Bankers Trust Company, an Iowa corporation (the “Lender”). Pursuant to the terms of the Credit Agreement and subject to certain conditions and limitations set forth therein, the Lender has agreed to make an unsecured loan or loans from time to time on a revolving basis during the term of the Credit Agreement in an aggregate amount not to exceed $50 million (as such amount may be reduced from time to time pursuant to the terms of the Credit Agreement) (the “Revolving Credit Commitment”). A portion of the new credit facility will be available for the issuance of letters of credit by the Lender. On March 24, 2011, United Fire borrowed the full $50 million under the Credit Agreement to partially finance United Fire’s acquisition of Mercer Insurance Group, Inc. To the extent that all or any portion of this amount is repaid prior to the termination of the Credit Agreement, the proceeds of any future loans made under the Credit Agreement will be used for general corporate purposes. The term of the Credit Agreement expires on March 23, 2012. United Fire has agreed to prepay to the Lender the outstanding amount of any loan or loans, plus interest, on or before the nine month anniversary of the Credit Agreement.

Amounts under the Credit Agreement may be borrowed, repaid and reborrowed by United Fire from time to time during the term of the Credit Agreement. United Fire may reduce the amount of the Revolving Credit Commitment in whole or in part upon proper notice and subject to certain limitations with respect to amount as set forth in the Credit Agreement. The Credit Agreement provides that interest on any loans made thereunder will accrue at a floating rate, adjusted monthly, equal to the one month London Interbank Offered Rate plus one hundred and eighty (180) basis points, per annum. The interest rate on any principal amount not paid when due will increase by two hundred (200) basis points. The Credit Agreement also provides that United Fire will pay an unused commitment fee at a rate per annum equal to 0.375% on the average daily unused revolving credit commitment, payable quarterly in arrears.

The Credit Agreement contains customary terms and conditions, including limitations on the incurrence of certain liens, limitations on certain consolidations and mergers and a requirement to maintain a ratio of consolidated debt to consolidated total stockholders equity and consolidated debt of less than 0.25:1. The Credit Agreement also contains customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, payment of all outstanding loans may be accelerated and/or the Lender’s commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall become immediately due and payable, and the Lender’s commitments will automatically terminate.

Also on March 24, 2011, United Life Insurance Company, an Iowa corporation (“United Life”) entered into a secured loan agreement (the “FHLB Loan Agreement”) with Federal Home Loan Bank of Des Moines (“FHLB”). Pursuant to the terms of the FHLB Loan Agreement and subject to certain conditions and limitations set forth therein, FHLB agreed to make a secured loan in the amount of $29.9 million to United Life. The interest rate of the FHLB Loan is a fixed .37% per annum. The interest rate on any principal amount not paid when due will increase by three hundred (300) basis points. The maturity date of the FHLB Loan is September 26, 2011. United Life, at its election may prepay the FHLB Loan prior to the maturity date by providing two (2) business days advance notice to FHLB, subject to a prepayment penalty. This prepayment penalty is calculated as the difference in interest earned to maturity compared to FHLB’s cost of funds. In case of default, FHLB has all of the right of a secured creditor under the Uniform Commercial Code of the State of Iowa, including the right to sell the collateral pledged by United Life, or any part thereof, in such manner and for any such price as FHLB deems appropriate to satisfy the outstanding obligations of United Life at the time of default. United Life borrowed the $29.9 million under the FHLB Loan Agreement to partially finance United Fire’s acquisition of Mercer Insurance Group, Inc.

On March 25, 2011, under the terms of a preexisting Credit Agreement between United Fire and United Life (“Intercompany Credit Agreement”), United Life loaned the entire $29.9 million proceeds from the FHLB Loan to United Fire to fund its acquisition of Mercer Insurance Group, Inc. Under the Intercompany Credit Agreement and the associated Promissory Note, the interest rate on United Life’s loan to United Fire is .62%. The Intercompany Credit Agreement allows for monthly payments of principal and interest. The maturity date of the loan is March 25, 2012. If United Life’s risk based capital percentage falls below 300%, United Fire must repay the entire loan balance within 30 days.

The foregoing summary of the Credit Agreement and the FHLB Loan Agreement contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Credit Agreement and the FHLB Loan Agreement, copies of which are attached as Exhibit 2.1 and 2.2 hereto, respectively, and incorporated herein by reference.

Each of the Credit Agreement and the FHLB Loan Agreement has been included in this communication to provide investors and shareholders with information regarding its respective terms. It is not intended to provide any other factual information about United Fire. The representations, warranties and covenants contained in the Credit Agreement (i) have been made only for purposes of the Credit Agreement, (ii) are subject to certain materiality qualifications contained in the Credit Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Credit Agreement or such other date as is specified in the Credit Agreement, as applicable, and (iv) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts. Accordingly, each of the Credit Agreement and the FHLB Loan Agreement is included with this filing only to provide investors with information regarding the terms of the Credit Agreement and the FHLB Loan Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors are not third-party beneficiaries under the Credit Agreement or the FHLB Loan Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of United Fire, or any subsidiary or affiliate of United Fire. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement and the FHLB Loan Agreement, which subsequent information may or may not be fully reflected in United Fire’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in response to Item 1.01 is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description of Exhibit
10.1	Credit Agreement, dated as of March 24, 2011, among United Fire and Bankers Trust Company.

10.2	Loan Agreement, dated as of March 24, 2011, among United Life and Federal Home Loan Bank of Des Moines.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

/s/ Dianne Lyons
Dianne Lyons, Chief Financial Officer

Date: March 30, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Credit Agreement, dated as of March 24, 2011, among United Fire and Bankers Trust Company.

10.2	Loan Agreement, dated as of March 24, 2011, among United Life and Federal Home Loan Bank of Des Moines.

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